Exhibit 99.1

Startech Environmental Amends Stockholder Rights Plan

WILTON,  CT – August 24, 2009 -- Startech Environmental Corp. (OTC Bulletin Board: STHK), a fully reporting, Award-winning Environment and Energy Company, today announced that its Board of Directors has unanimously decided to extend the term of the Company’s short-term Stockholder Rights Plan.  The Plan, which was set to expire at the close of business on August 24, 2009, will now expire at the close of business on September 23, 2009, unless the rights issued under the Plan become exercisable.

The extension of the Plan is intended to allow the Company time to continue discussions with a number of parties regarding an investment without the deadline imposed by Friendly LRL Holdings, LLC and its tender offer.  Based upon evolving circumstances, the Board could also determine that it would be in the best interests of stockholders to enter into discussions with Friendly LRL, and the Plan would give the Board the opportunity to do so effectively, without the coercive pressure of the offer.  The Company does not expect any further extensions of the Plan.

For questions regarding adoption of the Rights Plan, LRL Friendly’s tender offer or for assistance in withdrawing previously tendered shares, contact Startech’s information agent, Okapi Partners, at the address, phone number and email address below:

Okapi Partners
780 Third Avenue
30th Floor
New York, NY 10017
Toll-Free for Shareholders: (877) 259-6290
Banks and Brokers Call Collect: (212) 297-0720
Email: info@okapipartners.com

About Startech -- The Environment and Energy Company

Startech is an internationally recognized, Award-winning, Environment and Energy Industry Company producing and selling its innovative, proprietary plasma processing equipment known as the Plasma Converter System(TM).

The Plasma Converter System safely and economically destroys wastes, no matter how hazardous or lethal, and turns most into useful and valuable products. In doing so, the System protects the environment and helps to improve Public Health and Safety. The System achieves closed-loop elemental recycling to safely and irreversibly destroy urban waste, organics and inorganics, solids, liquids and gases, hazardous and non-hazardous waste, industrial by-products and also items such as electronics-waste (e-waste), medical waste, chemical industry waste and other specialty wastes, while converting many of them into useful commodity products that can include silicates, metals and a synthesis-gas called Plasma Converted Gas (PCG)(TM).  Among the many commercial uses for PCG, is its use to produce "Carbonless Electric Power" from Startech Hydrogen, Gas-To-Liquid (GTL) fuels such as ethanol, synthetic diesel fuel and other higher alcohol "alternative" fuels. Startech Hydrogen, for commercial use and sale, can also be recovered from the PCG.  The Startech Plasma Converter is essentially a manufacturing system producing valuable commodity products from feedstock-materials that were previously regarded as wastes.  Startech regards all wastes, hazardous and non-hazardous, as valuable renewable resources and as feedstocks.

For further information, please visit http://www.startech.net or contact Steve Landa at (888) 807-9443 or (203) 762-2499 Ext. 148 or sales@startech.net.

Safe Harbor for Forward-Looking Statements

This news release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its Plasma Converter(TM) technology. All forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, failure of the customer to obtain appropriate financing for the project, general risks associated with product development, manufacturing, rapid technological change and competition as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.